                                                                    EXHIBIT 99.2



                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN


                           ULTIMATE ELECTRONICS, INC.,
                                    AS ISSUER


                                       AND


                         MARK WATTLES ENTERPRISES, LLC,
                                   AS INVESTOR


                                January 11, 2005

                            STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of January 11, 2005 by and between ULTIMATE ELECTRONICS, INC., a Delaware corporation (the "Company"), and MARK WATTLES ENTERPRISES, LLC, a Delaware limited liability company (the "Investor").

                  WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase and acquire from the Company, the Shares (as hereinafter defined);

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                  SECTION 1. Definitions.

                  (a) For the purposes of this Agreement, the following terms have the meanings set forth below:

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, has control of or is controlled by, or is under common control with, the first Person on the date hereof, but prior to giving effect to the consummation of the transactions contemplated hereby.

                  "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

                  "Business" means all business operations and activities currently conducted by the Company and its Subsidiaries.

                  "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

                  "Company Option" means the option to purchase shares of Common Stock of the Company granted pursuant to the Company Option Agreement.

                  "Company Option Agreement" means the Option Agreement, dated as of the date hereof, between the Investor and the Company.

                  "DGCL" means the Delaware General Corporation Law.


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


                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

                  "Material Adverse Effect" means a material adverse effect on the business, operations, financial condition, operating results, assets or liabilities of the Company and its Subsidiaries, taken as a whole; provided, however, that no effect arising from any of the following events shall constitute a material adverse effect hereunder (i) any actions taken by the Company pursuant to the terms of this Agreement or the Company Option Agreement,
(ii) the failure of the Company to maintain the listing of its Common Stock on the Nasdaq National Market, (iii) actions taken in good faith in anticipation of the filing by the Company of a petition for relief under Chapter 11 of the Bankruptcy Code, (iv) the information regarding the results of operations and financial condition of the Company publicly disclosed by it in its Current Report on Form 8-K dated January 10, 2005 and (v) any breach of or default under the existing credit facilities of the Company publicly disclosed by it in its Current Report on Form 8-K dated January 4, 2005.

                  "Person" means any individual, corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Stockholder Option" means the option to purchase shares of Common Stock of the Company granted pursuant to the Stockholder Option Agreement.

                  "Stockholder Option Agreement" means the Option Agreement, dated as of the date hereof, among the Investor on the one hand and William J. Pearse and Barbara A. Pearse and Thomas R. Hoffman, trustee, in their capacities as holders of certain shares of Common Stock.

                  "Subsidiary" of any specified Person (excluding an individual) means a corporation or other entity of which the majority of the voting power of the equity securities having the right to vote for the election of directors or any other class of equity securities that has a right to vote with respect to matters submitted to the security holders of such


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


Person is owned, directly or indirectly, by such specified Person or any Subsidiary of such specified Person.

                  "Voting Agreements" means the Voting Agreements, dated as of the date hereof, between the Investor on the one hand and (i) William J. Pearse and Barbara A. Pearse and (ii) Thomas R. Hoffman, as trustee, in each case in their capacities as holders of certain shares of Common Stock.

                  (b) Each of the terms below has the meaning set forth in the provision of this Agreement identified opposite such term in the following table:

                  Term                             Provision
                  --------------------------       ----------------------
                  Agreement                        Introductory paragraph
                  Closing                          Section 2(b)
                  Closing Date                     Section 2(b)
                  Company                          Introductory paragraph
                  Company Reports                  Section 3(g)
                  DIP Facility                     Section 5(e)
                  DIP Summary of Terms             Section 5(e)
                  Indemnified Person               Section 6(d)
                  Indemnifying Party               Section 6(d)
                  Investor                         Introductory paragraph
                  GAAP                             Section 3(g)
                  Independent Directors            Section 5(c)
                  Liabilities                      Section 6(b)
                  Purchase Price                   Section 2(a)
                  Resigning Directors              Section 5(c)
                  Rights Agreement                 Section 3(e)
                  Shares                           Section 2(a)
                  Supplemental D&O Insurance       Section 5(d)
                  Third-Party Claim                Section 6(d)
                  Wells Fargo                      Section 5(e)

                  (c) For purposes of this Agreement, "knowledge" or "known" or a similar phrase shall mean the actual knowledge of the officers of the Company or its Subsidiaries.

                  (d) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (e) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (f) The term "dollars" and the symbol "$" shall be deemed to refer to United States Dollars.

                  SECTION 2. Issuance and Sale; Closing.

                  (a) Issuance and Sale. Immediately upon the execution and delivery of this Agreement, (i) the Company will issue and sell to the Investor 6,850,000 shares (the "Shares") of Common Stock and (ii) the Investor will purchase such shares from the Company in exchange for aggregate consideration consisting of $4,452,000 in cash (the "Purchase Price"), which consideration will be paid by wire transfer of immediately available funds to the Company.

                  (b) Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Hogan & Hartson , 1200 Seventeenth Street, Suite 1500, Denver, Colorado 80202 on the date of this Agreement (the "Closing Date").

                  (c) Deliveries. At the Closing, the Company shall deliver, or shall cause to be delivered, to the Investor the following:

                  (i) the certificates evidencing the Shares, duly registered in the name of the Investor (which certificates may be temporary certificates manually executed by the appropriate officers of the Company);

                  (ii) the opinion of counsel referred to in Section 5(b);

                  (iii) evidence reasonably satisfactory to the Investor that the restructuring of the Board of Directors of the Company contemplated by Section 5(c) is being effected concurrently with the Closing, including the resignations of directors obtained by it pursuant to
         Section 5(c);

                  (iv) a certificate of the Secretary of the Company attesting to (A) the resolutions of the Board of Directors of the Company authorizing this Agreement and the transactions contemplated hereby and
         (B) the incumbency and signature of the officer of the Company who executed this Agreement; and

                  (v) a certificate of good standing of recent date issued by the Secretary of State of the State of Delaware with respect to the existence and good standing of the Company.

                  SECTION 3. Representations and Warranties of the Company. As a material inducement to the Investor to enter into this Agreement and purchase the Common Stock hereunder, the Company hereby represents and warrants that:

                  (a) Organization; Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which it is required to be qualified, except where the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. The Company possesses all requisite corporate power and authority to enter into, and perform its obligations under this Agreement. The Company has delivered to the Investor correct and complete copies of the charter documents and bylaws of the Company reflecting all amendments made thereto at any time prior to or on the date of this Agreement.

                  (b) Authorization; No Breach. The execution, delivery and performance of this Agreement by the Company have been duly authorized by the Company. The Agreement has been duly executed by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as set forth on Schedule 3(b) hereto, the execution and delivery of this Agreement, the fulfillment of and compliance with the terms hereof and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any Lien upon the Company's or any Subsidiary's capital stock or assets pursuant to, give any third party the right to modify, terminate or accelerate any obligation under, result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency or other Person pursuant to, (i) the charter or bylaws of the Company or any Subsidiary, (ii) any law, statute, rule, regulation, order, judgment, decree to which the Company or any Subsidiary is subject and which is material to the Business or (iii) any contract, agreement or other instrument to which the Company or any Subsidiary is a party, except, in the case of clause (iii) above, for any conflict, breach, default, Lien, modification, termination, acceleration, violation or other matter referred to above that could not reasonably be expected to have a Material Adverse Effect.

                  (c) Governmental Authorizations. Except as set forth on
Schedule 3(c) hereto, there is no requirement applicable to the Company to obtain any consent, approval or authorization of, or to make or effect any declaration, filing or registration with, any governmental agency or body for the valid execution and delivery of this Agreement, the fulfillment of and compliance with the terms hereof and the lawful consummation of the transactions contemplated hereby.

                  (d)      Capital Stock.

                  (i) The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, of which 15,110,323 shares are outstanding as of the date hereof and no shares are held in the treasury of the Company, and 10,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued or outstanding. All of the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable. Except for the Company Option and except as described in Schedule 3(d) hereto, there are no outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which the Company is or may be obligated to issue or sell any issued or unissued shares of its capital stock or other equity securities or to purchase or redeem any shares of its capital stock or other equity securities or make any other payments in respect thereof, and there are no shares of its capital stock or other equity securities reserved for issuance for any purpose.

                  (ii) There are no statutory stockholders preemptive rights or similar contractual rights to which the Company is subject or rights of refusal to which the Company is subject with respect to the issuance of capital stock of the Company. There are no agreements to which the Company or, to the knowledge of the Company, any holders of the capital stock of the Company is a party with respect to the voting or transfer of the Company's capital stock, except for the Voting Agreements.

                  (iii) The issuance and sale of the Shares to the Investor pursuant to this Agreement has been duly authorized by all necessary corporate action on the part of the Company and all necessary action, if any, on the part of its shareholders required pursuant to the DGCL or the certificate or incorporation or bylaws of the Company. The Shares, when issued and delivered to and paid for by the Investor, will be validly issued, fully paid and nonassessable. None of the Shares will be issued in violation of, or subject to, any statutory stockholders preemptive or similar contractual rights. Assuming that the representations and warranties of the Investor contained in Section 4(b) are true and correct, the offer, issuance and sale of the Shares by the Company do not require registration under, and have been and will be made in compliance with, the applicable securities laws of the United States of America and any state or other political subdivision thereof.

                  (e) Rights Agreement. The Board of Directors of the Company has irrevocably and unconditionally amended the Rights Agreement, dated as of January 31, 1994 (the "Rights Agreement"), by and between the Company and Norwest Bank

Minnesota, N.A. as rights agent, to provide that (i) upon execution and delivery of this Agreement and issuance and delivery of the Shares and upon the execution of the Company Option Agreement, the Voting Agreements and the Stockholder Option Agreement and the consummation of the transactions contemplated hereby and thereby, including, but not limited to the exercise of the Company Option and the Stockholder Option, a Distribution Date (as such term is defined in the Rights Agreement) shall not occur or be deemed to occur, and (ii) Investor, Mark
J. Wattles and any Person controlled by Mark J. Wattles shall not become an Acquiring Persons (as such term is defined in the Rights Agreement), whether as a result of the execution and delivery of this Agreement and issuance and delivery of the Shares or the execution of the Company Option Agreement, the Voting Agreements or the Stockholder Option Agreement or the consummation of the transactions contemplated hereby and thereby, including, but not limited to the exercise of the Company Option or the Stockholder Option, or any transaction or series of transactions effected by the Investor, Mark J. Wattles or their Affiliates subsequent to the Closing.

                  (f) State Takeover Statutes. The Board of Directors of the Company has taken all necessary action to approve, for purposes of Section 203(a)(1) of the DGCL, the execution and delivery of this Agreement and issuance and delivery of the Shares and the execution and delivery of the Company Option Agreement, the Voting Agreements and the Stockholder Option Agreement and the consummation of the transactions contemplated hereby and thereby. No state takeover, anti-takeover, moratorium, fair price, interested stockholder, business combination or similar statute or rule is applicable to the Investor, this Agreement, and the issuance and delivery of the Shares.

                  (g) SEC Reports. The Company has made available to the Investor each registration statement, report, proxy statement or information statement filed by it with the SEC since January 1, 2004 in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). Except as set forth in Schedule 3(g) hereto, as of their respective dates, the Company Reports complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, and the Company Reports did not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company has heretofore made available to the Investor a complete and correct copy of all amendments or modifications to the Company Reports which the Company currently proposes to file with the SEC but have not yet been filed with the SEC. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its consolidated subsidiaries as of its date and each of the consolidated statements of operations and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations or cash flows of the Company and its consolidated subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as specifically noted therein.

                  (h) Litigation. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries or its officers or directors at law or in equity, or before or by any court or other governmental agency or body, any of which seek to enjoin or prevent the consummation of or otherwise relate specifically to the transactions contemplated by this Agreement.

                  (i) Compliance with Laws. Except with respect to the Nasdaq Stock Marketplace rules and regulations, neither the Company, nor any of its Subsidiaries has violated any law or any governmental rule, order or regulation or requirement which violation has had or could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received written notice of any such violation.

                  SECTION 4. Representations and Warranties of the Investor. As a material inducement to the Company to enter into this Agreement and issue and sell the Shares hereunder, the Investor hereby represents and warrants that:

                  (a) Execution; Authorization; No Contravention. The execution, delivery and performance of this Agreement by the Investor have been duly authorized by the Investor. The Agreement has been duly executed by the Investor and constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement, the fulfillment of and compliance with the terms hereof and the consummation of the transactions contemplated hereby do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency or other Person pursuant to, (i) the organizational documents of the Investor, (ii) any law, statute, rule, regulation, order, judgment, decree to which the Investor is subject or (iii) any contract, agreement or other instrument to which the Investor is a party, in each case with such exceptions as would not have a material adverse effect on the ability of the Investor to fulfill and comply with its obligations under this Agreement.

                  (b) Securities Act. The Investor is acquiring the Shares for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. The Investor acknowledges that the Shares are not registered under the Securities Act or any applicable state securities law, and that it has no contractual right to require such registration. In addition, the Investor acknowledges that the Shares may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable. The Investor is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The Investor is knowledgeable, sophisticated and experienced in business and financial matters of the type contemplated by this Agreement and is able to bear the economic risks associated with its investment in the Company.

                  SECTION 5. Certain Covenants.

                  (a) Further Assurances. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of the Company or the Investor, as the case may be, shall execute and deliver any further instruments or documents and take all such necessary action that may reasonably be requested by the other party.

                  (b) Delivery of Legal Opinion. Immediately prior to the consummation of and as a condition to the obligations of the Investor to consummate the purchase of the Shares, the Company shall cause to be delivered to the Investor an opinion, dated as of the Closing Date, of Hogan & Hartson L.L.P., counsel to the Company, to the effect set forth in Exhibit A hereto.

                  (c) Board of Directors. Immediately prior to the consummation of and as a condition to the obligations of the Investor to consummate the purchase of the Shares, the Company shall take all action required to cause the total number of members of the Board of Directors to consist of five persons and to cause the persons serving as members of the Board of Directors as of the Closing to be three designees of the Investor, who shall be Mark J. Wattles, Bruce Giesbreacht and James Marcum. In addition, within 30 days after the Closing Date, the Board of Directors shall fill the remaining vacancy on the Board of Directors with two additional persons who are serving as members of the Board of Directors immediately prior to the Closing to the extent such persons are willing to serve. Within 30 days after the Closing Date, at least two of the individuals serving as members of the Board of Directors in accordance with the foregoing provisions shall be "independent" within the meaning of the Nasdaq listing standards applicable to the Company (the "Independent Directors"). The Company has obtained resignations from all of the current members of the Board of Directors (the "Resigning Directors") that are to become effective as of the Closing Date.

                  (d) Supplemental D&O Insurance. To the extent that the Company has not already done so prior to the Closing, the Company shall use commercially reasonable efforts after the Closing to obtain policies of insurance ("Supplemental D&O Insurance") from one or more insurers selected by it covering the Resigning Directors; provided, however, that the premiums paid by the Company for such Supplemental D&O Insurance shall not exceed $500,000 and that, to the extent required, the purchase of such insurance shall be subject to approval by the bankruptcy court in which the Company has filed a petition for relief under Chapter 11 of the Bankruptcy Code; provided, further, that in the event the approval of the bankruptcy court is required and the bankruptcy court does not approve the Supplemental D&O Insurance then the Investor or its Affiliates shall provide such Supplemental D&O Insurance for the benefit of the Resigning Directors, but in no event shall the Investor or its Affiliate be responsible for any Supplemental D&O Insurance premiums in excess of $500,000. The Supplemental D&O Insurance shall have a term ending no earlier than three years from the date of the expiration of the existing policies of insurance listed in Schedule 5(d) and shall provide substantially the same coverage to the Resigning Directors as such existing policies, with such exceptions as shall have been approved by the Independent Directors. Except to the extent the Supplemental D&O Insurance is rejected by the bankruptcy court and subject to the limitation set forth above regarding the Investor's or its Affiliates' financial obligations in such event, the premiums and other costs of obtaining and maintaining in effect the Supplemental D&O Insurance shall be borne by the Company.

                  (e) DIP Financing. The Investor has advised Wells Fargo Retail Finance, LLC ("Wells Fargo") and the Company that it is willing to participate by making loans in an amount equal to $5,547,500 in the proposed $118,600,000 secured super priority priming debtor in possession facility ("DIP Facility") described in the Summary of Terms and Conditions provided to the Company on the date hereof (the "DIP Summary of Terms"), on the terms and subject to the conditions described therein. The Investor shall cooperate in a commercially reasonable manner with Wells Fargo in connection with (i) the submission of a motion to the bankruptcy court for the District of Delaware seeking interim and final approval of the DIP Facility, (ii) the documentation and negotiation of all orders, agreements and other documents to be prepared, submitted to the Bankruptcy Court or entered into in connection with such DIP Facility, including all orders, agreements and other documents relating to the Tranche C Loans (as defined in the DIP Summary of Terms) proposed to be made by the Investor or one of its Affiliates to the Company and (iii) the effectuation of the transactions contemplated by the DIP Summary of Terms, including the Tranche C Loans.

                  SECTION 6. Survival and Indemnification.

                  (a) Survival; Reliance. The representations and warranties of each of the Investor and the Company, respectively, included or provided for herein shall survive the execution and delivery of this Agreement until the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters; provided, however, that the representations and warranties of the Company contained in Sections 3(b)(iii) and 3(g) and (i) shall only survive until the second anniversary of the Closing Date (and shall be effective after such date only in respect of claims for indemnification submitted by the Investor to the Company prior to such second anniversary). Each covenant and agreement set forth in this Agreement to be performed after the Closing Date shall survive the Closing in accordance with its terms.

                  (b) Indemnification by the Company. From and after the Closing, the Company will indemnify and hold the Investor and its stockholders, directors, officers, employees, agents and Affiliates, harmless against any and all damages, losses, deficiencies, liabilities, obligations, commitments, costs or expenses, including legal and other expenses reasonably incurred in investigating and defending against the same (collectively, "Liabilities"), which are asserted against, imposed on or incurred by any of them, whether or not arising from any Third-Party Claim, as a result of or in connection with the breach of any representation or warranty of the Company contained in this Agreement or the Company Option Agreement. The indemnification provided for by this Section 6(b) shall apply notwithstanding any investigation made by or on behalf of the Investor in connection with the transactions contemplated by this Agreement, except to the extent that any information provided to the Investor in connection with such investigation is reflected as an exception to the representations and warranties of the Company contained in this Agreement or is contained in any filing made by the Company with the SEC. The maximum liability of the Company to all Indemnified Persons pursuant to this Section 6(b) shall be equal to the sum of (i) the Purchase Price paid to the Company by the Investor pursuant to this Agreement and (ii) any amounts paid to the Company under the Company Option Agreement.

                  (c) Indemnification by the Investor. From and after the Closing, the Investor will indemnify and hold the Company and its directors, officers, employees, agents and Affiliates, harmless against any and all Liabilities asserted against, imposed on or incurred by any of them as a result of or in connection with the breach of any representation or warranty of the Investor contained in this Agreement.

                  (d) Procedures for Third-Party Claims. The following procedures shall be applicable with respect to indemnification pursuant to paragraphs (b) and (c) above for Liabilities arising from a claim, action or cause of action asserted by a Person other than a party to this Agreement (a "Third-Party Claim"):

                  (i) Promptly after receipt by the party seeking indemnification hereunder (an "Indemnified Person") of written notice of any Third-Party Claim with respect to any matter within the scope of paragraphs (b) or (c) above, the

         Indemnified Party shall give written notice thereof to the party from whom indemnification is sought hereunder (the "Indemnifying Party") and shall thereafter keep the Indemnifying Party reasonably informed with respect thereto; provided that the failure of the Indemnified Person to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that such failure results in material prejudice to the defense of such Third-Party Claim.

                  (ii) Promptly after notification of a Third-Party Claim as contemplated by subparagraph (i) above, the Indemnifying Party may assume the defense of such Third-Party Claim with counsel reasonably acceptable to the Indemnified Person; provided, however, that (A) if the Indemnifying Party fails, within a reasonable time after receipt of written notice of such Third-Party Claim, to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account and risk of the Indemnifying Party, to the extent of and subject to the limitations applicable to the indemnity provided by the Indemnifying Party herein, (B) if in the reasonable judgment of the Indemnified Person, the assumption of the defense of such Third-Party Claim could adversely affect in any material respect the conduct of the defense of such Third-Party Claim, the Indemnified Person shall (upon notifying the Indemnifying Party of its election to do so) have the right to undertake the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account and risk of the Indemnifying Party, to the extent of and subject to the limitations applicable to the indemnity provided by the Indemnifying Party herein (it being understood and agreed that the Indemnifying Party shall not be entitled to control the defense of such Third-Party Claim), (C) if the Indemnified Person in its sole discretion so elects, it shall (upon notifying the Indemnifying Party of its election to do so) be entitled to employ separate counsel and to participate in the defense of such Third-Party Claim, but the fees and expenses of counsel so employed shall (except as contemplated by clauses (A) and (B) above) be borne solely by the Indemnified Person and (D) the Indemnifying Party shall not settle or compromise any Third-Party Claim or consent to the entry of any judgment without the prior written consent of the Indemnified Party that does not include as an unconditional term thereof the grant by the claimant or plaintiff to each Indemnified Person of a release from any and all liability in respect thereof or that requires an admission of fault or wrongdoing on the part of the Indemnified Party.

                  (e) Decisions with Respect to Rights and Liabilities of the Company. All material decisions with respect to the exercise by the Company of its rights and performance by it of its obligations under this Section 6 at any time from and after the Closing shall be made by the Company with the approval of either (i) the Independent Directors or (ii) if there has been filed by or against the Company a petition under Chapter

11 or any other applicable section or chapter of the Bankruptcy Code that is then pending, the bankruptcy court before which the applicable bankruptcy proceedings are pending.

                  SECTION 7. Miscellaneous.

                  (a) Expenses. The Company shall bear all costs, expenses and fees incurred by any of the parties in connection with this Agreement and the transactions contemplated hereby (including, but not limited to, all fees and expenses of counsel, financial advisors, consultants, actuaries and independent accountants). Without limiting the generality of the foregoing, the Company shall bear the fees and expenses of the financial advisor to the Investor described in Schedule 7(a) hereto.

                  (b) Public Disclosure. Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required by the Exchange Act or other applicable provisions of applicable law or the rules and regulations of each stock exchange or of the Nasdaq National Market or other automated quotation system upon which the securities of one of the parties is listed or to which such securities are admitted for trading, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by both parties hereto; provided, however, that to the extent that either party to this Agreement is required by law or the rules and regulations of any stock exchange or of the Nasdaq National Market or other automated quotation system upon which the securities of one of the parties is listed or to which such securities are admitted for trading, to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement.

                  (c) Successors and Assigns; Assignment. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the Investor may assign its rights hereunder to an Affiliate of the Investor; provided, however, that no such designation shall relieve the Investor of its obligations under this Agreement.

                  (d) Remedies. Any Person having any rights under any provision of this Agreement will be entitled to proceed to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  (e) Amendments and Waivers. This Agreement and any of the terms contained herein may only be amended or modified by the Company and the Investor in writing.

                  (f) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

                  (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

                  (h) Descriptive Headings. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

                  (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without giving effect to the conflict of laws provisions thereof.

                  (j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Investor and to the Company at the addresses indicated below:

                  if to the Investor, to:

                  Mark Wattles Enterprises, LLC
                  7945 W. Sahara #205
                  Las Vegas, Nevada  89117
                  Attention:  Mark J. Wattles
                  Facsimile: 702-341-1603
                  with a copy to:

                  Baker & Botts, L.L.P.
                  2001 Ross Avenue
                  Dallas, Texas 75201
                  Attention: Geoffrey L. Newton
                  Facsimile: (214) 953-6503

                  if to the Company, to:

                  Ultimate Electronics, Inc.
                  321 West 84th Avenue, Suite A
                  Thornton, Colorado 80260
                  Attention: Chief Executive Officer
                  Facsimile: (303) 412-2501

                  with a copy to:

                  Hogan & Hartson L.L.P.
                  1200 17th Street,
                  Suite 1500
                  Denver, Colorado  80202
                  Attention:  Paul Hilton
                  Facsimile:  (303) 899-7333

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  (k) Entire Agreement. This Agreement and the Schedules hereto represent the entire agreement between the Investor and the Company with respect to the subject matter hereof, and such agreements supersede all prior agreements between such parties with respect to the subject matter hereof.


                            [Signature page follows]

                                                     -
                  IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first above written.


                                    ULTIMATE ELECTRONICS, INC.


                                    By:    /s/ David J. Workman
                                       -----------------------------------------
                                    Name:  David J. Workman
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------

                                    MARK WATTLES ENTERPRISES, LLC


                                    By:    /s/ Mark J. Wattles
                                       -----------------------------------------
                                    Name:  Mark J. Wattles
                                         ---------------------------------------
                                    Title: President
                                          --------------------------------------


                  [Signature page to Stock Purchase Agreement]